Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: February 10, 2004

CONTACT:	Kevin M. Tomlinson	Patrick W. Hurley
	Chief Executive Officer	Chief Financial Officer
	(303) 320-8800	(303) 320-8800

SPORT-HALEY, INC.  ANNOUNCES DEPARTURE OF PRESIDENT AND
APPOINTMENT OF NEW VICE PRESIDENT, SALES

Denver, Colorado – February 10, 2004 - Sport-Haley, Inc. (NASDAQ NMS – SPOR) (the “Company”) announced today that Robert W. (Bob) Haley, President and the head of the HALEY® sales organization, will be leaving the company to pursue other interests, effective March 31, 2004. “Bob has been active within the golf industry for more than thirty-seven years,” stated Kevin M. Tomlinson, Chief Executive Officer. “For the past twelve years, Bob has contributed significantly to both Sport-Haley and the golf apparel industry. We wish him great success in the future,” continued Mr. Tomlinson.

In another announcement, Mark Maley has been appointed to the newly created position of Vice President, Sales for Sport-Haley, Inc. Mark’s position will encompass responsibility for all brands under the Sport-Haley umbrella including the HALEY®, Ben Hogan® and Top-Flite® apparel brands. “Mark has done a phenomenal job directing the Ben Hogan® sales organization and brings a refreshing approach to leading the other sales organizations of the Company. Prior to joining the Ben Hogan® sales organization, Mark spent several years with ClubCorp,” stated Mr. Tomlinson.

“In addition, we have created two new regional sales management positions for all of the Company’s brands by appointing Mitch Wise and Barry Hyman to oversee the western and eastern portions of the United States, respectively. Both Mitch and Barry are extremely talented people, each with over twenty years of apparel experience, primarily in the golf industry,” added Mr. Tomlinson.  “Mark and I are excited by these developments and look forward to the results that we expect these restructurings will bring to the Company.”

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Sport-Haley, Inc. designs, purchases, contracts for the manufacture of, and markets quality men’s and women’s fashion golf apparel and outerwear under the HALEY® label and premium men’s apparel under the Ben Hogan® label. HALEY® fashion golf apparel, known for its innovative design, quality fabrics, generous fit and classic style is marketed in the premium and mid-priced markets through a network of independent sales representatives and distributors to golf professional shops, country clubs and resorts across the United States and internationally. HALEY® apparel is also marketed to corporate, college and other markets. Ben Hogan® apparel is marketed to elite golf professional shops, upscale resorts and exclusive department stores within the United States. Sport-Haley is currently designing and developing lines of good quality men’s and women’s golf apparel under the Top-Flite® label that will be marketed primarily in the lower-price markets, through a network of independent sales representatives and distributors, to golf professional shops and specialty retail stores throughout the United States and internationally. Sport-Haley anticipates introducing the initial lines of Top-Flite® near or shortly after the end of its fiscal year ending June 30, 2004.

 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: When used in this release, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding events, conditions and financial trends including, without limitation, business conditions and growth in the fashion golf apparel market and the general economy, competitive factors, and price pressures in the high-end golf apparel market; general economic conditions resulting from threats or acts of war or terrorism; risks associated with an increasing percentage of sales relating to licensed apparel; inventory risks due to shifts in market demand and/or price erosion of purchased apparel, raw fabric and trim; cost controls; changes in product mix; loss or reduced manufacturing capacity of significant suppliers; loss or delay of shipments of finished goods from foreign suppliers; and, other risks or uncertainties detailed in Securities and Exchange Commission filings made by Sport-Haley, Inc. Such statements are based on management’s current expectations and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the actual plan of operations, business strategies, operating results and financial position of Sport-Haley, Inc. could differ materially from those expressed in, or implied by, such forward-looking statements.

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